Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ondas Holdings Inc. of our report dated March 14, 2023 on our audit of the financial statements of Ondas Holdings Inc. as of and for the years ended December 31, 2022 and 2021.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

February 2, 2024